UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024 (January 4, 2024)

CORRELATE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-30746	84-4250492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

176 S. Capitol Blvd.,2nd Floor
Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 264-4060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS.

On January 4, 2024, the board of directors appointed Johan ver Loren van Themaat as the Company’s Chief Financial Officer, pursuant to the terms of the employment agreement entered into between the Company and Mr. Themaat on August 24, 2023. Additionally, on January 4, 2024, the board of directors appointed each of Dr. Christine Gulbranson and Alina Zagaylova to serve as members of the Company’s board of directors, until their earlier resignation or removal.

Johan Themaat, Chief Financial Officer

Since September 1, 2023, Johan Themaat has been our Vice President of Finance. Mr. Themaat has held key financial positions at private, public, and startup companies, including Mission Energy, NGL Energy Partners, and RBS. Mr. Themaat brings his proficiency in financial strategy, planning and analysis, M&A, and capital-raising transactions to the Company. From January 2021 to July 2023 Mr. Themaat was CFO of Mission Energy, a private C&I solar developer for non-profits where he led financial strategy, back-office operations, and corporate development. From April 2014 to December 2020, he was CEO of two startup midstream infrastructure developers, Black Canyon Midstream and First River Energy, where he directed all aspects of company's operations, offered strategic direction, and implemented growth initiatives including organic growth, capital raises and acquisitions. From August 2011 to March 2014, Mr. Themaat was VP of M&A and Investor Relations of NGL Energy Partners (NYSE:NGL midstream MLP) where he was instrumental in executing the acquisition strategy, forecasting, and board communications. From October 2006 to August 2011, he was a Vice President of Energy Investment Banking at The Royal Bank of Scotland (a public global financial institution) where he gained his financial experience. Mr. Themaat earned an MBA from Tulane University and an Electrical and Electronic Engineering Degree from the University of Stellenbosch.

Dr. Christine Gulbranson, Director

Dr. Christine Gulbranson is the Founder of Nova Global Ventures, a fund focused on AI and disruptive technology, partnering with Global Corporate Venturing to use data to co-invest alongside top firms and has been its CEO and Managing Partner since its formation in July, 2023. Since July 2023, Dr. Gulbranson has served as the Chief Investment Officer of Treehouse Studios, an athlete-focused, corporate-leveraged startup studio focusing on AI-powered consumer technology and commerce products. In 2022 Dr. Gulbranson released her book TRANSFORMATIVE INNOVATION®: Today’s Capital Drives Tomorrow’s Exponential Growth & Profits to Advance the World where she highlights the need for innovation and its key drivers to transform markets and society. At the end of 2020, Dr. Gulbranson set out to write her book entitled “TRANSFORMATIVE INNOVATION®: Today’s Capital Drives Tomorrow’s Exponential Growth & Profits to Advance the World”. She previously served as CEO and director, from 2019 to 2020, of a Silicon Valley private family foundation/office (funded by Sergey Brin), and as Chief Innovation Officer of the University of California System, from 2016 to 2019, overseeing a $100B+ technology investment portfolio, $37B operations budget, and $1B+ in sales.

Dr. Gulbranson earned five degrees from UC Davis – BS in physics, a BS, MS, and PhD in materials science and engineering, and an MBA. She holds patents in the fields of nanotechnology and lighting.

Alina Zagaytova, Director

Alina Zagaytaova served as General Counsel, Corporate Secretary and Chief Compliance Officer of Redwood Materials, Inc., a battery materials company from January 2022 to December 2023. From November 2019 to January 2022, Ms. Zagaytova served as Deputy General Counsel and Assistant Corporate Secretary of Marqeta, Inc., a global fintech company, where she led strategic transactions, including a successful $16 billion IPO. From June 2014 to November 2019, Ms. Zagaytova worked at First Solar Inc. (FSLR) as Chief Counsel Business Development where she worked on corporate and business development, finance, and M&A. Prior to that, she spent seven years working at the law firms of Cleary Gottlieb LLP and Hogan Lovells, LLP. Between 2017 and 2023, Ms. Zagaytova also served as a Director on the Boards of Clean Energy Collective, LLC and Younicos AG, and as a Board Advisor to Deep Isolation and Retrolux Inc. Ms. Zagaytova received a Juris Doctorate from Harvard Law School and a Bachelor of Arts in Political Science from the University of California, Berkeley.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRELATE ENERGY CORP.

Dated: January 9, 2024	By:	/s/ Todd Michaels
	Name:	Todd Michaels
	Title:	Chief Executive Officer

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